EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333‑65584, 333-133657, 333-174702, 333-229314, and 333-257966) on Form S-8 and registration statements (Nos. 333-133480, 333-150503, and 333-171489) on Form S-3 of our reports dated February 25, 2022, with respect to the consolidated financial statements of Natus Medical Incorporated and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
San Francisco, California
February 25, 2022